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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): June 28, 2001


                            CRESCENT OPERATING, INC.
               (Exact name of registrant as specified in charter)


                Delaware                    000-22725            75-2701931
      (State or other jurisdiction         (Commission         (IRS Employer
           of incorporation)              file number)       Identification No.)

               777 Taylor Street
                  Suite 1050
               Fort Worth, Texas                                   76102
   (Address of principal executive offices)                      (Zip code)

       Registrant's telephone number, including area code: (817) 339-2200

                                 Not Applicable
          (Former name or former address, if changed since last report)



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         On July 16, 2001, Crescent Operating, Inc. (the "Company") filed a Form
8-K dated June 28, 2001 reporting that the Company had issued a press release announcing, among other things, that the Company and certain of its subsidiaries had entered into an agreement (the "June Purchase Agreement") with Crescent Real Estate Equities Limited Partnership ("Crescent Partnership"), whereby the
Company and certain of its subsidiaries would sell all of their hospitality and residential land development assets to Crescent Partnership. The June press release also announced a definitive agreement (the "June Securities Purchase Agreement") among the Company, certain subsidiaries of the Company, Crescent Partnership, CRE Equipment Holdings, LLC and SunTx CMLP, Inc. whereby a subsidiary of the Company, Crescent Machinery Company, L.P., would sell and issue units of its convertible and redeemable preferred partnership interests to CRE Equipment Holdings, LLC and SunTx CMLP, Inc. This Form 8-K/A hereby amends the Form 8-K filed on July 16, 2001 to reflect the termination of the June Purchase Agreement and the June Securities Purchase Agreement.

ITEM 9.  REGULATION FD DISCLOSURE.

         On January 23, 2002, the Company issued a press release announcing the termination of the June Purchase Agreement. As a result of the continuing financial difficulties of Crescent Machinery Company, L.P., Crescent Partnership terminated the June Purchase Agreement on January 23, 2002. Crescent Partnership also terminated the June Securities Purchase Agreement on February 4, 2002. The press release announcing the termination of the agreements is included as
Exhibit 99.1 to this Form 8-K/A.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Not applicable

(b)      Not applicable

(c)      Exhibits

         99.1     Press Release dated January 23, 2002.


                                    * * * * *

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          CRESCENT OPERATING, INC.

Date: February 22, 2002

                                          By: /s/ JEFFREY L. STEVENS
                                             -----------------------------------
                                               Jeffrey L. Stevens
                                               Executive Vice President and
                                               Chief Operating Officer





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                                  EXHIBIT INDEX


EXHIBIT
NUMBER      DESCRIPTION
-------     -----------
99.1        Press Release dated January 23, 2002